Exhibit 10.1

RESTRICTED SHARE AWARD AGREEMENT

Recipient:

Date of Grant:

Common Shares:

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth above by and between Agilysys, Inc., an Ohio corporation (the “Company”), and the Recipient set forth above (“you” or the “Recipient”).

1.
Award. As of the Grant Date, and subject to the terms and conditions of this Agreement, the Company hereby grants you an award (the “Award”) of the number of Common Shares set forth above (the “Restricted Shares”). This Award is granted to you pursuant to the Agilysys, Inc. 2016 Stock Incentive Plan, as amended from time to time (the “Plan”), and is subject to the terms and conditions set forth in this Agreement.

2.Terms of Award.
(a)Entry of Shares. The Restricted Shares subject to the Award shall be entered in your name in book-entry format (the “Book-Entry”) by the transfer agent of the Company (the “Transfer Agent”) subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.
(b)Restrictions. Until such time as the Restricted Shares have vested, you shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, alienate, encumber or charge any Restricted Shares (including any Common Shares issued as the result of the investment of cash dividends attributable to the Restricted Shares) or any interest therein in any manner whatsoever, any attempt to so do shall be ineffective and your rights to such shares shall immediately terminate and such shares shall be forfeited, and the Company shall not be required to transfer on its books any such Restricted Shares which purportedly shall have attempted to have been sold, assigned, transferred, conveyed, disposed of, pledged, hypothecated, burdened, alienated, encumbered or charged in violation of this Agreement.
(c)Vesting. The Restricted Shares will vest on ____________, subject to the other terms and conditions of this Agreement, including that you remain a member of the Board of Directors as of the specified date.
(d)Vested Shares - Removal of Restrictions; Payment. Upon Restricted Shares becoming vested, the Company shall cause the Transfer Agent to move the Book-Entry representing such Common Shares, together with any Common Shares issued as a result of the investment of cash dividends attributable to such Common Shares pursuant to Section 2(f), to a non-restricted account, thereby removing all restrictions hereunder, and shall cause the Transfer Agent to notify you that the Common Shares, together with any Common Shares issued as a result of the investment of cash dividends attributable to such Common Shares pursuant to Section 2(f), are free and clear of all restrictions (but subject to any applicable securities law restrictions or other restrictions imposed upon Common Shares generally).
(e)Forfeiture. If your service as a member of the Board of Directors of the Company terminates for any reason other than death, Disability or Cause, prior to the Restricted Shares becoming vested, then upon your termination of service, any Restricted Shares which have not otherwise been canceled or forfeited as of the date of termination, together with any Shares issued as a result of the investment of cash dividends attributable to the Restricted Shares, shall immediately vest on a pro-rata.

The pro-rata basis shall be determined by multiplying the number of Restricted Shares subject to the Award times the number of full months you have served as a member of the Board of Directors since his or her most recent election or appointment divided by twelve months. The Company shall cause the Transfer Agent to move the vested Shares, together with any vested Shares issued as a result of the investment of cash dividends attributable to the vested Shares, to a non-restricted account, as set forth in Section 3(d), and the unvested portion of the Restricted Shares shall be forfeited, and you and all persons who might claim through you will have no further interests under this Agreement of any kind whatsoever. If your service as a Director terminates for Cause, all Restricted Shares shall be forfeited.
(f)Voting Rights and Dividends. You shall have all of the voting rights attributable to the Restricted Shares issued pursuant to this Agreement. Cash dividends declared and paid by the Company with respect to the Restricted Shares shall not be paid to you. Rather, those cash dividends shall be invested in Common Shares which shall be subject to the vesting provisions of Section 2(c) and the other terms and conditions of this Agreement. By executing this Agreement, you irrevocably consent to: (i) the Company’s withholding of the payment of those dividends; and (ii) the investment of those dividends in Common Shares issued in your name and held in book-entry format by the Transfer Agent subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement. If you forfeit any rights you have under this Agreement, you shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such shares.
3.Death or Disability of Recipient. Upon your termination of service as a Director of the Company due to death or Disability, Restricted Shares which have not otherwise been canceled or forfeited as of the date of death or Disability, together with any Shares issued as a result of the investment of cash dividends attributable to the Restricted Shares, shall be distributed to the you or your estate, as the Committee deems appropriate, free and clear of any restrictions (but subject to any applicable securities law restrictions or other restrictions imposed on Shares generally).
4.Change in Control. Upon a Change in Control prior to the termination of this Agreement, Restricted Shares which have not vested and have not otherwise been canceled or forfeited as of the date of the Change in Control, together with any Shares issued as a result of the investment of cash dividends attributable to the Restricted Shares, shall immediately vest and be free and clear of any restrictions (but subject to any applicable securities law restrictions or other restrictions imposed on Shares generally), and the Company shall cause the Transfer Agent to move the Shares, together with any Shares issued as a result of the investment of cash dividends attributable to the Shares, to a non-restricted account, as set forth in Section 2(d).
5.Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the Restricted Shares, Shares or other securities, if any, which may be acquired by you related to the Restricted Shares as a result of a liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, merger, consolidation, dividend, combination or exchange of Restricted Shares or Shares, exchange for other securities, a sale of all or substantially all assets or the like. The Committee may appropriately adjust the number and kind of Restricted Shares, Shares or other securities described in this Agreement to reflect such a change.
6.Nontransferability of Shares. Upon the acquisition of any Shares pursuant to this Agreement, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless you establish to the satisfaction of the Company that an exemption from such registration is available. You will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

7.Legend. If certificates representing the Restricted Shares subject to the Award are requested by you, the certificates for Restricted Shares, and any Shares issued as a result of the investment of cash dividends attributed to the Restricted Shares, shall contain the following or a substantially similar legend:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON SHARES REPRESENTED BY IT ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING CONDITIONS OF FORFEITURE) CONTAINED IN THE AGILYSYS, INC. 2016 STOCK INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THIS PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.”

8.
Internal Revenue Code Section 409A. This Agreement, Award and the compensation and benefits hereunder are intended to meet the requirements for exemption from coverage under Code Section 409A for restricted property set forth in Treas. Reg. Section 1.409A-1(b)(6), as well as any other applicable exemption, and shall be construed and administered accordingly. If the Company determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Company shall, after consultation with you, have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A or meet the requirements of Code Section 409A. In no event, however, shall this Section or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or awards or payments under, this Agreement, and the Company shall have no responsibility for tax consequences of any kind to you (or any other person or entity), whether or not such consequences are contemplated at the time of entry into this Agreement, or result from the terms or operation of this Agreement.

9.Notices. All notices or other communications relating to the Plan and this Agreement as it relates to you shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to you at your address then on file with the Company. You are responsible for notifying the Company of a change in your address.
10.Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.
11.Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement. However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect your rights without your written consent. Notwithstanding the foregoing, the Company may, after consulting with you, unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.
12.Effect of Waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.
13.Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.
14.Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and you and its and your respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.
15.Transferability. The Award shall not be transferable by you other than by will or the laws of descent and distribution, and the Award may be exercised during your lifetime only by you (or such other person as may be permitted to exercise the Award on your behalf).

16.No Further Liability. The liability of the Company, its affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement. No third-party beneficiaries are intended.
17.The Plan. The Plan is hereby incorporated by reference and made a part of this Agreement for all purposes, and when taken together with this Agreement, shall govern the rights of you and the Company with respect to the Award. You irrevocably agree to, and accept, the terms, conditions and restrictions of the Plan and this Agreement on your own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns. All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them under the Plan. In the event and to the extent of an express conflict or inconsistency among any of this Agreement, any written agreement with you then in effect, the provisions of the Plan, and any rules, regulations, and interpretations of the Plan adopted by the Committee, then the following order of priority shall control; (a) any written agreement then in effect, (b) the Plan, (c) any rules, regulations, and interpretations of the Plan adopted by the Committee, and (d) this Agreement; and to the extent that any other document controls this Agreement shall be deemed to be modified accordingly.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to the terms hereof.
“Company”

___________________________________

“Recipient”